QuickLinks -- Click here to rapidly navigate through this document

Exhibit (15)

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549

  RE:
  Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 33-59431; 333-18617; 333-79449; 333-21167; 333-35519; 333-40239; 333-95037; 333-50969; 333-62183; and 333-58360) and Form S-3 (Registration No. 333-14771).

Commissioners:

    We are aware that our report dated July 19, 2001, on our review of the consolidated interim financial information of Ecolab Inc. (the "Company") as of and for the three and six month periods ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

August 7, 2001
Minneapolis, MN

QuickLinks

  Exhibit (15)